UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 2006

THE ARISTOTLE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-14669	06-1165854
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

06902

(ZIP CODE)

(203) 358-8000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2006, the Board of Directors of The Aristotle Corporation (the “Company”) established a Special Committee of the Board of Directors (the “Special Committee”) solely to evaluate the previously announced offer by Geneve Corporation (“Geneve”) to acquire in a merger transaction all of the outstanding shares of the Company’s Common Stock and Series I Preferred Stock not owned by Geneve (the “Geneve Proposal”).  On June 30, 2006, the Executive Committee of the Board of Directors of the Company approved the Special Committee’s proposal for compensation to be paid by the Company for service on the Special Committee, as follows: (i) a monthly retainer of $2,500 payable during the period from the date of the establishment of the Special Committee through the date of (a) execution of a definitive merger agreement or (b) termination of the Geneve Proposal, whichever is earlier, (ii) $1,000 per meeting of the Special Committee and (iii) reimbursement for customary business expenses incurred in connection with such member’s service on the Special Committee.

Item 8.01 Other Events.

On June 26, 2006, Ira Harkavy, a member of the Company’s Board of Directors, withdrew from the Special Committee.  The current members of the Special Committee are Messrs. John Lahey, James Tatum and John Whritner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION
(Registrant)

By: /s/ H. William Smith

Name: H. William Smith
Title: Vice President, General Counsel and Secretary

Date June 30, 2006